UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 18, 2020

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	ITI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2020, the Board of Directors (the “Board”) of Iteris, Inc. (the “Company”) appointed Anjali Joshi, age 60, as a member of the Board, effective immediately, to serve until the 2020 annual meeting or until her respective successor is duly elected and qualified. At this time, Ms. Joshi has not been appointed to serve on any committees of the Board.

Until March 2019, Ms. Joshi served as Vice President of Product Management at Google, Inc. (“Google”), where she led Google’s product efforts focused on emerging markets. Prior to that, Ms. Joshi held various positions at Google from 2006 to 2016, including product development teams for Search and Image Search products, product management teams for Maps, Translate News and Global Infrastructure, and Google Cloud and Fiber To The Home. Prior to Google, Ms. Joshi served as Executive Vice President of engineering for Covad Communications, Inc., a company providing voice and data communications products and services to consumers and businesses, from 1998 to 2003. Before that, she held positions at AT&T Bell Labs, working in the areas of voice and high-speed data from 1990 to 1998. Ms. Joshi also currently serves as a board member of Lattice Semiconductor, since November 2019, a provider of low power FPGA solutions, and serves as a board member of MobileIron, since September 2019, a provider of mobile security solutions. Since July 2017, Ms. Joshi has served as a board member of The McClatchy Company, a publisher of newspapers and provider of digital marketing services. She earned a bachelor’s degree in electrical engineering from the Indian Institute of Technology, a master’s degree in computer engineering from the State University of New York at Buffalo, New York, and a master’s degree in management science from Stanford University.

As a non-employee director of the Company, Ms. Joshi will receive the same cash and equity compensation as each of the Company’s other non-employee directors. There is no arrangement or understanding between Ms. Joshi and any other person pursuant to which he was elected as a director of the Company. There is no familial relationship between Ms. Joshi and any other director or executive officer of the Company, and there are no transactions between Ms. Joshi and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On June 23, the Company issued a press release to report the appointment of the director identified in Item 5.02 above. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit	Description

99.1	Press release of Iteris, Inc. dated June 23, 2020, announcing the appointment of Anjali Joshi to the Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2020
ITERIS, INC.

	By:	/s/ Joe Bergera
Joe Bergera
President and Chief Executive Officer